Exhibit 99.1

Luna Innovations Incorporated Reports Fourth Quarter and Full Year 2016 Financial Results

Pre-tax income from continuing operations of $0.3 million for the fourth quarter of 2016 versus pre-tax loss from continuing operations of $(0.9) million for the fourth quarter of 2015
Adjusted EBITDA of $1.6 million for the fourth quarter of 2016 versus $0.4 million for the fourth quarter of 2015

Pre-tax loss from continuing operations of $(2.3) million for the full year 2016 versus $(6.5) million for 2015
Adjusted EBITDA of $2.6 million for the full year 2016 versus $1.0 million for 2015

(ROANOKE, VA, March 16, 2017) - Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the fourth quarter and year ended December 31, 2016.
For the three months ended December 31, 2016, the company recognized pre-tax income from continuing operations of $0.3 million compared to a pre-tax loss from continuing operations of $(0.9) million for the three months ended December 31, 2015. Adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA") improved to $1.6 million for the three months ended December 31, 2016, compared to adjusted EBITDA of $0.4 million for the three months ended December 31, 2015. Adjusted EBITDA is reconciled to pre-tax income (loss) from continuing operations for the respective periods within the tables included in this release. Net income attributable to common stockholders was $0.3 million for the three months ended December 31, 2016, compared to net income attributable to common stockholders of $7.9 million for the three months ended December 31, 2015. Net income for the three months ended December 31, 2015, included the realization of an $8.3 million gain associated with the receipt in December 2015 of the final payments earned with respect to the company's sale of its medical shape sensing technology in 2014.
“Following our merger with API in 2015, we have remained focused on the successful execution of our key strategic initiatives and the realization of operational synergies from the merger to drive the company to profitability,” said My Chung, president and chief executive officer of Luna. “We are extremely pleased with the progress we demonstrated throughout 2016 in increasing our revenues from our high speed optical receiver products and our ODiSI products to fuel our growth and improve our profitability. As a result of this success, for the fourth quarter of 2016 we are able to report positive quarterly earnings from continuing operations for the first time since 2011."
Fourth Quarter Financial Highlights
Total revenues for the three months ended December 31, 2016, were $16.0 million, compared to $15.5 million for the three months ended December 31, 2015. Technology development revenues grew to $4.7 million for the three months ended December 31, 2016, from $3.7 million for the three months ended December 31, 2015. Product and licensing revenue were $11.3 million for the three months ended December 31, 2016, compared to $11.7 million for the three months ended December 31, 2015.
Gross profit increased to $6.1 million, or 38% of total revenue, for the three months ended December 31, 2016, compared to gross profit of $5.0 million, or 33% of total revenue, for the three months ended December 31, 2015. The improvement in gross margin percentage resulted from a change in product mix in the fourth quarter of 2016, principally due to a larger volume of sales of test and measurement equipment, including ODiSI products, which typically carry a higher gross margin than do sales of integrated coherent receivers, which were a proportionately larger component of revenues for the three months ended December 31, 2015.
Selling, general and administrative expenses increased slightly to $4.3 million for the three months ended December 31, 2016, compared to $4.2 million for the three months ended December 31, 2015. Research, development and engineering expenses decreased to $1.3 million for the three months ended December 31, 2016, compared to $1.6 million for the three months ended December 31, 2015.
Before taxes, the company recognized income from continuing operations of $0.3 million for the three months ended December 31, 2016, compared to a pre-tax loss from continuing operations of $(0.9) million for the three months ended December 31, 2015.
The company had no income from discontinued operations for the three months ended December 31, 2016. Income from discontinued operations was $8.3 million for the three months ended December 31, 2015, representing the payment received by the company in December 2015 to settle all remaining obligations associated with future technical milestone payments and royalties related to the sale of the company's medical shape sensing business sold to Intuitive Surgical in 2014.
Net income attributable to common stockholders was $0.3 million for the three months ended December 31, 2016, compared to net income attributable to common stockholders of $7.9 million for the three months ended December 31, 2015. The decrease in net income attributable to common stockholders was due to the income from discontinued operations recognized in December 2015. Adjusted EBITDA improved to $1.6 million for the three months ended December 31, 2016, compared to adjusted EBITDA of $0.4 million for the three months ended December 31, 2015.
Cash and cash equivalents were $12.8 million as of December 31, 2016, compared to $13.2 million as of September 30, 2016, and $17.5 million as of December 31, 2015. The decrease in cash and cash equivalents during the three months ended December 31, 2016 was primarily attributable to $0.4 million of long term debt repayment during the quarter. The decrease in cash and cash equivalents for the year ended December 31, 2016 included $1.9 million of long term debt repayment, $1.5 million of capital expenditures, and $0.3 million of common stock repurchase activity.
Full Year 2016 Financial Highlights
Total revenues were $59.2 million for the year ended December 31, 2016, compared to $44.0 million for the year ended December 31, 2015. Revenues for 2015 included the operations of Advanced Photonix, Inc. ("API") for the period from the closing of the company's merger with API on May 8, 2015 through December 31, 2015. Products and licensing revenues increased to $42.4 million for the year ended December 31, 2016, compared to $30.4 million for the year ended December 31, 2015. Technology development revenues increased to $16.8 million for the year ended December 31, 2016 compared to $13.6 million for the year ended December 31, 2015.
Gross profit for the year ended December 31, 2016, grew to $21.7 million compared to $16.5 million for the year ended December 31, 2015. The gross margin was 37% of total revenues for both 2016 and 2015.
Selling, general and administrative expenses decreased to $18.1 million for the year ended December 31, 2016, compared to $18.5 million for the year ended December 31, 2015.
Research, development and engineering expenses increased to $5.5 million for the year ended December 31, 2016, compared to $4.3 million for the year ended December 31, 2015. Research, development and engineering expenses in 2015 included expenses associated with the operations of API for the period from the closing of the merger with API on May 8, 2015 through December 31, 2015.
The company's resulting pre-tax loss from continuing operations improved to $(2.3) million for the year ended December 31, 2016, compared to a pre-tax loss from continuing operations of $(6.5) million for the year ended December 31, 2015.
For the year ended December 31, 2015, the company recognized income from discontinued operations $8.3 million related to the after-tax gain associated with the sale of the company's medical shape sensing business.
The company recognized a net loss attributable to common stockholders of $(2.5) million for the year ended December 31, 2016, compared to net income attributable to common stockholders of $2.2 million for the year ended December 31, 2015. The net income for 2015 resulted from the income from discontinued operations discussed above. Adjusted EBITDA improved $1.6 million, to $2.6 million for the year ended December 31, 2016, compared to $1.0 million for the year ended December 31, 2015.

Non-GAAP Measures
In evaluating the operating performance of its business, the company's management considers adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, the company will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the fourth quarter of 2016 and the full year ended December 31, 2016. The call can be accessed by dialing 855.236.2056 domestically or 267.753.2162 internationally prior to the start of the call. The participant access code is 84325923. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the company's website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna:
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high speed optoelectronics and high performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.
Forward-Looking Statements:
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the company's expectations regarding the company’s future financial performance. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, integration or other operational issues related to the merger, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and the company undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenues:
Technology development revenues	$4,653,141	$3,717,820	$16,825,157	$13,599,048
Products and licensing revenues	11,305,018	11,732,459	42,385,839	30,421,310
Total revenues	15,958,159	15,450,279	59,210,996	44,020,358
Cost of revenues:
Technology development costs	3,544,065	3,159,858	12,711,447	10,378,616
Products and licensing costs	6,303,086	7,254,523	24,764,788	17,141,079
Total cost of revenues	9,847,151	10,414,381	37,476,235	27,519,695
Gross profit	6,111,008	5,035,898	21,734,761	16,500,663
Operating expense:
Selling, general and administrative	4,346,919	4,209,480	18,139,966	18,481,270
Research, development, and engineering	1,337,306	1,641,783	5,532,130	4,268,988
Total operating expense	5,684,225	5,851,263	23,672,096	22,750,258
Operating income/(loss)	426,783	(815,365)	(1,937,335)	(6,249,595)
Other expense:
Other income/(expense), net	1,118	(4,769)	(35,849)	(9,967)
Interest expense, net	(82,253)	(83,882)	(320,942)	(220,403)
Total other expense	(81,135)	(88,651)	(356,791)	(230,370)
Income/(loss) from continuing operations before income taxes	345,648	(904,016)	(2,294,126)	(6,479,965)
Income tax expense/(benefit)	39,488	(489,709)	75,366	(470,605)
Income/(loss) from continuing operations	306,160	(414,307)	(2,369,492)	(6,009,360)
Income from discontinued operations, net of income taxes	—	8,328,790	—	8,326,386
Net income/(loss)	306,160	7,914,483	(2,369,492)	2,317,026
Preferred stock dividend	30,527	21,012	105,258	85,830
Net income/(loss) attributable to common stockholders	$275,633	$7,893,471	$(2,474,750)	$2,231,196
Net income/(loss) per share from continuing operations:
Basic and diluted	$0.01	$(0.02)	$(0.09)	$(0.26)
Net income per share from discontinued operations:
Basic and diluted	$—	$0.30	$—	$0.36
Net income/(loss) per share attributable to common stockholders:
Basic and diluted	$0.01	$0.29	$(0.09)	$0.10
Weighted average shares:
Basic	27,538,606	27,464,993	27,547,217	23,026,494
Diluted	32,563,013	27,464,993	27,547,217	23,026,494

Luna Innovations Incorporated
Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,802,458	$17,464,040
Accounts receivable, net	14,297,725	11,034,557
Inventory, net	8,370,235	8,863,167
Prepaid expenses	1,627,175	1,388,439
Total current assets	37,097,593	38,750,203
Property and equipment, net	6,780,838	6,614,238
Intangible assets, net	8,681,263	10,404,312
Goodwill	2,348,331	2,274,112
Other assets	88,948	88,948
Total assets	$54,996,973	$58,131,813
Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long term debt obligation	1,833,333	1,833,333
Current portion of capital lease obligation	52,128	31,459
Accounts payable	4,466,192	4,054,425
Accrued liabilities	8,667,100	8,304,686
Deferred revenue	949,603	1,109,759
Total current liabilities	15,968,356	15,333,662
Long-term deferred rent	1,403,957	1,564,229
Long-term debt obligation	2,420,032	4,291,667
Long-term capital lease obligation	114,940	35,237
Total liabilities	19,907,285	21,224,795
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at December 31, 2016 and 2015	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 27,988,104 and 27,644,833 shares issued, 27,541,277 and 27,477,181 shares outstanding at December 31, 2016 and 2015, respectively	28,600	28,178
Treasury stock at cost, 167,652 shares at December 31, 2016 and 22,725 shares at December 31, 2015	(517,987)	(184,934)
Additional paid-in capital	82,451,958	81,461,907
Accumulated deficit	(46,874,205)	(44,399,455)
Total stockholders’ equity	35,089,688	36,907,018
Total liabilities and stockholders’ equity	$54,996,973	$58,131,813

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Years ended December 31,
	2016	2015
	(unaudited)
Cash flows used in operating activities:
Net income	$(2,369,492)	$2,317,026
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,713,879	2,457,032
Stock-based compensation	860,215	1,124,379
Gain on sale of discontinued operations, net of income taxes	—	(8,326,386)
Allowance for doubtful accounts	305,593	10,375
Tax benefit from utilization of loss from current year operations	—	(510,772)
Changes in operating assets and liabilities:
Accounts receivable	(3,568,761)	(2,040,323)
Inventory	492,932	(252,934)
Other assets	(238,736)	(131,411)
Accounts payable and accrued expenses	564,689	16,429
Deferred credits	(160,156)	248,678
Net cash used in operating activities	(399,837)	(5,087,907)
Cash flows (used in)/provided by investing activities:
Acquisition of property and equipment	(1,509,984)	(710,348)
Intangible property costs	(490,200)	(367,050)
Cash acquired in business combination	—	374,517
Proceeds from sale of discontinued operations, net	—	8,997,595
Net cash (used in)/provided by investing activities	(2,000,184)	8,294,714
Cash flows (used in)/ provided by/ financing activities:

Payments on debt obligations	(1,871,635)	(6,712,355)
Payments on capital lease obligation	(56,873)	(77,184)
Purchase of treasury stock	(333,053)	(152,713)
Borrowings under term loans	—	7,000,000
Proceeds from the exercise of options and warrants	—	82,516
Net cash (used in)/provided by financing activities	(2,261,561)	140,264
Net change in cash and cash equivalents	(4,661,582)	3,347,071
Cash and cash equivalents—beginning of period	17,464,040	14,116,969
Cash and cash equivalents—end of period	$12,802,458	$17,464,040
Supplemental disclosure of cash flow information
Cash paid for interest	$308,116	$187,017
Dividend on preferred stock, 79,292 shares of common stock issuable for each of the years ended December 31, 2016 and 2015	$105,258	$85,830
Cash paid for income taxes	$233,732	$40,167
Cash received for income tax refunds	$67,127	$—

Luna Innovations Incorporated
Reconciliation of Income/(Loss) from Continuing Operations Before Income Taxes to EBITDA and Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Income/(loss) from continuing operations before income taxes	$345,648	$(904,016)	$(2,294,126)	$(6,479,965)
Interest expense	82,253	83,882	320,942	220,403
Depreciation and amortization	954,002	908,224	3,713,879	2,457,032
EBITDA	1,381,903	88,090	1,740,695	(3,802,530)
Share-based compensation	194,861	277,714	860,215	1,124,379
Transaction costs	—	54,840	—	3,704,019
Adjusted EBITDA	$1,576,764	$420,644	$2,600,910	$1,025,868

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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com